                                                                     Exhibit 4.5


Record and Return to:
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention: James P. McIntyre, Esq.


===============================================================================



                                 DEED OF TRUST,
                         ASSIGNMENT OF LEASES AND RENTS,
                     SECURITY AGREEMENT, FINANCING STATEMENT
                               AND FIXTURE FILING

                            dated as of April 2, 2001

                                      from

                     CENTURY ALUMINUM OF WEST VIRGINIA, INC.
                                  the Grantor,

                                       to

                              CHARLES B. DOLLISON,
                                   the Trustee
                               for the benefit of

                            WILMINGTON TRUST COMPANY,
                              as Collateral Agent,
                                 the Beneficiary

                                    Property:

                          Jackson County, West Virginia

===============================================================================
THIS INSTRUMENT IS FOR COMMERCIAL PURPOSES AND CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND SECURES, INTER ALIA, OBLIGATIONS WHICH PROVIDE FOR AN INCREASING RATE OF INTEREST.

                                TABLE OF CONTENTS

                             ----------------------

                                                                                             PAGE
                                                                                             ----
PREAMBLE....................................................................................   1

RECITALS....................................................................................   1

GRANTING CLAUSES............................................................................   2

GRANTING CLAUSE I.      Land ..............................................................    2
GRANTING CLAUSE II.     Improvements ......................................................    3
GRANTING CLAUSE III.    Equipment .........................................................    3
GRANTING CLAUSE IV.     Appurtenant Rights ................................................    4
GRANTING CLAUSE V.      Agreements ........................................................    4
GRANTING CLAUSE VI.     Leases ............................................................    4
GRANTING CLAUSE VII.    Rents, Issues and Profits .........................................    4
GRANTING CLAUSE VIII.   Permits ...........................................................    5
GRANTING CLAUSE IX.     Deposits ..........................................................    5
GRANTING CLAUSE X.      Proceeds and Awards ...............................................    5
GRANTING CLAUSE XI.     Further Property ..................................................    6


ARTICLE 1
     DEFINITIONS AND INTERPRETATION
     SECTION 1.01.  Definitions.............................................................   6
     SECTION 1.02.  Interpretation..........................................................  12
     SECTION 1.03.  Resolution of Drafting Ambiguities......................................  13


ARTICLE 2
     CERTAIN WARRANTIES AND COVENANTS OF THE GRANTOR
     SECTION 2.01.  Title and Authority.....................................................  13
     SECTION 2.02.  Secured Obligations.....................................................  14
     SECTION 2.03.  Impositions.............................................................  14
     SECTION 2.04.  Legal and Insurance Requirements........................................  14
     SECTION 2.05.  Status and Care of the Property.........................................  15
     SECTION 2.06.  Permitted Contests......................................................  16
     SECTION 2.07.  Other Instruments.......................................................  17
     SECTION 2.08.  Liens...................................................................  17
     SECTION 2.09.  Transfer................................................................  17


ARTICLE 3
     INSURANCE, CASUALTY AND CONDEMNATION

     SECTION 3.01.  Insurance...............................................................  18
     SECTION 3.02.  Casualty................................................................  19
     SECTION 3.03.  Insurance Claims and Proceeds...........................................  19
     SECTION 3.04.  Condemnation............................................................  19
     SECTION 3.05.  Condemnation Proceedings and Awards.....................................  20

ARTICLE 4
     INCREASED COSTS AND INDEMNIFICATION
     SECTION 4.01.  Increased Costs.........................................................  20
     SECTION 4.02.  Indemnification.........................................................  21

ARTICLE 5
     DEFAULTS, REMEDIES AND RIGHTS
     SECTION 5.01.  Events of Default.......................................................  21
     SECTION 5.02.  Remedies................................................................  22
     SECTION 5.03.  Waivers by the Grantor..................................................  26
     SECTION 5.04.  Jurisdiction and Process................................................  26
     SECTION 5.05.  Sales...................................................................  27
     SECTION 5.06.  Proceeds................................................................  29
     SECTION 5.07.  Assignment of Leases....................................................  30
     SECTION 5.08.  Dealing with the Trust Property.........................................  31
     SECTION 5.09.  Right of Entry..........................................................  31
     SECTION 5.10.  Right to Perform Obligations............................................  31
     SECTION 5.11.  Concerning the Beneficiary..............................................  31

ARTICLE 6
     SECURITY AGREEMENT AND FIXTURE FILING
     SECTION 6.01.  Security Agreement......................................................  32
     SECTION 6.02.  Fixture Filing..........................................................  33
     SECTION 6.03    Further Assurances; General Covenants..................................  33

ARTICLE 7
     MISCELLANEOUS
     SECTION 7.01.  Trustee.................................................................  35
     SECTION 7.02.  Release of Trust Property...............................................  37
     SECTION 7.03.  Notices.................................................................  37
Exhibit A         Description of the Land
Schedule I        Initial Holders of Secured Obligations

         THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING (this "DEED OF TRUST") is dated as of April 2, 2001 by CENTURY ALUMINUM OF WEST VIRGINIA, INC., a Delaware corporation, having an address at P.O. Box 98, Ravenswood, West Virginia 26164 (the "GRANTOR"), to CHARLES B. DOLLISON, as trustee, whose residence is in Kanawha County, West Virginia (the "TRUSTEE") for the benefit of WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Collateral Agent for itself and the holders of the Notes (hereinafter defined), having its principal address at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (the "BENEFICIARY").

                                  WITNESSETH:(1)

                                    RECITALS

         A. Indenture. Reference is hereby made to the Indenture dated as of April 2, 2001 (the "INDENTURE"), among Century Aluminum Company (the "COMPANY"), the Guarantors (including the Grantor) party thereto and Wilmington Trust Company, as Indenture Trustee. Pursuant to the Indenture, the Company has issued $325,000,000 principal amount of its 11 3/4% Senior Secured First Mortgage Notes due 2008 (together with any Exchange Notes issued therefor as provided in the Indenture, the "NOTES").

         B. Note Guaranties. Pursuant to the Note Guaranties contained in the Indenture (the "NOTE GUARANTIES"), each Guarantor (including the Grantor) has guaranteed the payment by the Company of principal of, premium, if any, and interest on, and all other amounts payable under, the Notes and the Indenture.

         C. Deed of Trust. The Lien of this Deed of Trust is being granted to secure payment, performance and observance of the following indebtedness, liabilities and obligations, whether now or hereafter owed or owing, hereinafter referred to collectively as the "SECURED OBLIGATIONS":

                  (i) the prompt and complete payment of (a) all obligations (whether in existence on the date hereof or arising afterwards, absolute or contingent, direct or indirect) of the Grantor under its Note Guaranty, including for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to

--------
         (1) Capitalized terms are defined in, or by reference in, Section 1.01.

         purchase, or otherwise), premium, interest, including additional interest under the Registration Rights Agreement, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such obligations, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including any contract rate applicable upon default) specified in the Credit Documents, whether or not the claim for such interest is allowed as a claim in such case or proceeding; (b) all amounts payable by the Grantor hereunder (including advances made to protect the Trust Property and the Liens created hereby); and (c) any amendments, restatements, renewals, extensions or modifications of any of the foregoing; and

                  (ii) performance and observance of each other term, covenant, agreement, requirement, condition and provision to be performed or observed by the Grantor under the Indenture or this Deed of Trust.

                                GRANTING CLAUSES

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for the purpose of securing the due and punctual payment, performance and observance of the Secured Obligations and intending to be bound hereby, the Grantor does hereby GRANT (WITH DEED OF TRUST COVENANTS), BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER AND WARRANT to the Trustee, and its successors as trustee, IN TRUST for the benefit of the Beneficiary upon the provisions of this Deed of Trust, with power of sale and right of entry as hereinafter provided, and (to the extent covered by the UCC) does hereby GRANT AND WARRANT to the Beneficiary, and its successors as Collateral Agent, a continuing security interest in, all of the property and rights described in the following Granting Clauses other than the Excluded Property (all of which property and rights, other than the Excluded Property, are collectively called the "TRUST PROPERTY"), to wit:

GRANTING CLAUSE I.

         Land. All estate, right, title and interest of the Mortgagor in, to, under or derived from the lots, pieces, tracts or parcels of land located in the County of Jackson, the State of West Virginia, more particularly described in Exhibit A (the "LAND").

GRANTING CLAUSE II.

         Improvements. All estate, right, title and interest of the Grantor in, to, under or derived from all buildings, structures, facilities and other improvements of every kind and description now or hereafter located on the Land, including pot lines, cast houses, power substations, paste plant, alumina silo, rodding shop and water treatment and pollution control facilities, and all parking areas, roads, driveways, walks, fences, walls, berms, recreation facilities, drainage facilities, lighting facilities and other site improvements, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems, screens, awnings, floor coverings, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment and personal property of every kind and description now or hereafter located on the Land or attached to the Improvements which by the nature of their location thereon or attachment thereto are real property under applicable law; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements, all of which materials shall be deemed to be part of the Trust Property immediately upon delivery thereof on the Land and to be part of the improvements immediately upon their incorporation therein (the foregoing being collectively the "IMPROVEMENTS").

GRANTING CLAUSE III.

         Equipment. All estate, right, title and interest of the Grantor in, to, under or derived from all component parts of the Improvements, fixtures, chattels and articles of personal property owned by the Grantor or in which the Grantor has or shall acquire an interest, wherever situated, and now or hereafter located on, attached to or contained in the Land and the Improvements, whether or not attached thereto which are not real property under applicable law, including all pot lines, partitions, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, gas, steam, electrical, incinerating, compacting, water treatment, pollution control, and paste plants, systems, fixtures and equipment, anode bake ovens, elevators, stoves, ranges, other kitchen and laundry appliances, vacuum and other cleaning systems, call systems, switchboards, sprinkler systems and other fire prevention, alarm and extinguishing apparatus and materials, motors, machinery, pipes, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, trunks, ducts, appliances, equipment, utensils, tools, implements, fittings and fixtures (all of the foregoing being hereinafter collectively called the "EQUIPMENT"; and the Land with the Improvements thereon and the Equipment therein being collectively called the "PROPERTY").

GRANTING CLAUSE IV.

         Appurtenant Rights. All estate, right, title and interest of the Grantor in, to, under or derived from all tenements, hereditaments and appurtenances now or hereafter relating to the Property; the streets, roads, sidewalks and alleys abutting the Property; all strips and gores within or adjoining the Land; all land in the bed of any body of water adjacent to the Land; all land adjoining the Land created by artificial means or by accretion; all air space and rights to use air space above the Land; all development or similar rights appurtenant to the Land; all rights of ingress and egress now or hereafter appertaining to the Property; all easements, servitudes, rights, ways, privileges and rights of way now or hereafter appertaining to the Property; and all royalties and other rights appertaining to the use and enjoyment of the Property, including alley, party walls, support, drainage, crop, timber, agricultural, horticultural, oil, gas and other mineral, water stock, riparian and other water rights.

GRANTING CLAUSE V.

         Agreements. All estate, right, title and interest of the Mortgagor in, to, under or and derived from all Insurance Policies (including all unearned premiums and dividends thereunder), guarantees and warranties relating to the Property and all supply and service contracts for water treatment, pollution control or for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utilities relating to the Property (the foregoing being collectively called the "AGREEMENTS").

GRANTING CLAUSE VI.

         Leases. All estate, right, title and interest of the Grantor in, to, under and derived from all Leases now or hereafter in effect, whether or not of record, for the use or occupancy of all or any part of the Property.

GRANTING CLAUSE VII.

         Rents, Issues and Profits. All estate, right, title and interest of the Grantor in, to, under or derived from all rents, royalties, issues, profits, receipts, revenue, income and other benefits now or hereafter accruing with respect to the Property, including all rents and other sums now or hereafter payable pursuant to the Leases; all other sums now or hereafter payable with respect to the use, occupancy, management, operation or control of the Property; and all other claims, rights and remedies now or hereafter belonging or accruing with respect to the Property, including fixed, additional and percentage rents, occupancy charges, security deposits, parking, maintenance, common area, tax, insurance, utility and service charges and contributions (whether collected under the Leases or otherwise), proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services (whether collected under the Leases or otherwise), and deficiency rents and liquidated damages following default or cancellation (the foregoing rents and other sums described in this Granting Clause being collectively called the "RENTS"), all of which the Grantor hereby irrevocably directs be paid to the Beneficiary, subject to the license granted to the Grantor pursuant to Section 5.07(b), to be held, applied and disbursed as provided in this Deed of Trust.

GRANTING CLAUSE VIII.

         Permits. All estate, right, title and interest of the Grantor in, to, under or derived from all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter appertaining to the Property (the foregoing being collectively called the "PERMITS").

GRANTING CLAUSE IX.

         Deposits. All estate, right, title and interest of the Grantor in, to, under or derived from all amounts deposited with the Beneficiary under the Credit Documents, including all Insurance Proceeds and Awards, including such proceeds and awards as are deposited in the Cash Collateral Account, and including all notes, certificates of deposit, securities and other investments relating thereto and all interest, dividends and other income thereon, proceeds thereof and rights relating thereto (the foregoing being collectively called the "DEPOSITS").

GRANTING CLAUSE X.

         Proceeds and Awards. All estate, right, title and interest of the Grantor in, to, under or derived from all proceeds of any sale, transfer, financing, refinancing or conversion into cash or liquidated claims, whether voluntary or involuntary, of any of the Trust Property, including all Insurance Proceeds and Awards, and all rights, dividends and other claims of any kind whatsoever (including damage, secured, unsecured, priority and bankruptcy claims) now or hereafter relating to any of the Trust Property, all of which the Grantor hereby irrevocably directs be paid to the Beneficiary to the extent provided hereunder or under any other Credit Document, to be held, applied and disbursed as provided in this Deed of Trust.

GRANTING CLAUSE XI.

         Further Property. All estate, right, title and interest of the Grantor in, to, under or derived from the Trust Property hereafter acquired by the Grantor, and all right, title and interest of the Grantor in, to, under or derived from all extensions, improvements, betterments, renewals, substitutions and replacements of, and additions and appurtenances to, any of the Trust Property hereafter acquired by or released to the Grantor or constructed or located on, or attached to, the Property, in each case, immediately upon such acquisition, release, construction, location or attachment, without any further conveyance, mortgage, assignment or other act by the Grantor; and all estate, right, title and interest of the Grantor in, to, under or derived from any other property and rights which are, by the provisions of the Credit Documents, required to be subjected to the Lien hereof; and all estate, right, title and interest of the Grantor in, to, under or derived from all other property and rights which are by any instrument or otherwise subjected to the Lien hereof by the Grantor or by anyone acting on its behalf.

         TO HAVE AND TO HOLD the Trust Property, together with all estate, right, title and interest of the Grantor and anyone claiming by, through or under the Grantor in, to, under or derived from the Trust Property and all rights and appurtenances relating thereto, unto the Trustee and its successors and assigns, as Trustee hereunder, forever, under and subject to the terms of the Indenture and this Deed of Trust for the benefit of the Beneficiary, forever.

         PROVIDED ALWAYS that this Deed of Trust is upon the express condition that the Trust Property shall be released from the Lien of this Deed of Trust in full in the manner and at the time provided in Section 7.02.

         THE GRANTOR ADDITIONALLY COVENANTS AND AGREES WITH
THE BENEFICIARY AS FOLLOWS:



                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

         SECTION 1.01. Definitions. (a) As used herein, the following terms shall have the following meanings:

         "AGREEMENTS" is defined in Granting Clause V.

         "AWARDS" means, at any time, all awards or payments paid or payable by reason of any Condemnation, including all amounts paid or payable with respect to any Transfer in lieu or anticipation of Condemnation or any agreement with any condemning authority which has been made in settlement of in connection with any proceeding relating to a Condemnation.

         "BENEFICIARY" is defined in the Preamble.

         "CASH COLLATERAL ACCOUNT" is defined in the Pledge and Security Agreement.

         "CASUALTY" means any damage to, or destruction of, the Property.

         "COLLATERAL AGENT" is defined in the Indenture.

         "COMPANY" is defined in the recitals.

         "CREDIT AGREEMENT" is defined in the Indenture.

         "CREDIT DOCUMENTS"means the Indenture, the Notes, the Registration Rights Agreement, and the Security Documents.

         "CONDEMNATION" means any condemnation or other taking or temporary or permanent requisition of any Property, any interest therein or right appurtenant thereto, or any change of grade affecting any Property, as the result of the exercise of any right of condemnation or eminent domain. A Transfer in lieu or anticipation of Condemnation shall be deemed to be a Condemnation.

         "DEED OF TRUST" is defined in the Preamble.

         "DEFAULT" is defined in the Indenture.

         "DEPOSITS" is defined in Granting Clause IX.

         "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law (including common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, or governmental restriction or requirement, or any agreement with any governmental authority or other third party, whether now or hereafter in effect, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

         "EQUIPMENT" is defined in Granting Clause III.

         "EVENT OF DEFAULT" is defined in the Indenture.

         "EXCLUDED PROPERTY" means all "inventory", equipment constituting "mobile goods", and "accounts" as such quoted terms are defined or otherwise described in the UCC.

         "GRANTOR" is defined in the Preamble.

         "GUARANTOR" is defined in the Indenture.

         "HAZARDOUS SUBSTANCES" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

         "IMPOSITIONS" means all taxes (including real estate taxes and sales and use taxes), assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed on or in respect of, or be a Lien upon, (i) the Property, any other Trust Property or any interest therein, (ii) any occupancy, use or possession of, or activity conducted on, the Property, (iii) the Rents from the Property or the use or occupancy thereof, or (iv) the Secured Obligations or the Security Documents, but excluding income, excess profits, franchise, capital stock, estate, inheritance, succession, gift or similar taxes of the Grantor, the Beneficiary or any other Secured Party, except to the extent that such taxes of the Grantor, the Beneficiary or any other Secured Party are imposed in whole or in part in lieu of, or as a substitute for, any taxes which are or would otherwise be Impositions.

         "IMPROVEMENTS" is defined in Granting Clause II.

         "INDENTURE" is defined in the Recitals.

         "INDENTURE TRUSTEE" means the "Trustee" as defined in the Indenture.

         "INSURANCE POLICIES" means the insurance policies and coverages required to be maintained by the Mortgagor with respect to the Property pursuant to this Deed of Trust.

         "INSURANCE PREMIUMS" means all premiums for the Insurance Policies.

         "INSURANCE PROCEEDS" means, at any time, all insurance proceeds or payments to which the Grantor may be or become entitled by reason of any Casualty under the Insurance Policies maintained by the Grantor pursuant to the Indenture with respect to the Property plus (i) the amounts of any deductibles under such Insurance Policies; (ii) if the Grantor fails to maintain any of such Insurance Policies, the amounts which would have been available with respect to such Casualty had the Grantor maintained such Insurance Policies; and (iii) all insurance proceeds and payments to which the Grantor may be or become entitled by reason of any Casualty under any other insurance policies or coverages maintained by the Grantor with respect to the Property.

         "INSURANCE REQUIREMENTS" means all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon the Grantor or applicable to the Property, any adjoining vaults, sidewalks, parking areas or driveways or any use or condition thereof.

         "LAND" is defined in Granting Clause I.

         "LEASE" means any lease, tenancy, subtenancy, license, franchise, concession or other occupancy agreement relating to the Property, together with any guarantee of the obligations of the landlord or the tenant thereunder, or any occupancy or right to possession under any federal or state bankruptcy code in the event of the rejection of any Lease by the landlord or its trustee pursuant to said code; "LANDLORD" means the landlord, sublandlord, lessor, sublessor, franchisor or other grantor of a right of occupancy under a Lease and any guarantor of its obligations thereunder; and "TENANT" means the tenant, subtenant, lessee, sublessee, licensee, franchisee, concessionaire or other occupant under a Lease and any guarantor of its obligations thereunder.

         "LEGAL REQUIREMENTS" means all provisions of the Permitted Encumbrances, all provisions of the Permits and all applicable laws (including any Environmental Laws), statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, directions and requirements of, and agreements with, governmental bodies, agencies or officials, now or hereafter applicable to the Property, or any use or condition thereof.

         "LIEN" is defined in the Indenture.

         "NATIONAL FLOOD INSURANCE PROGRAM" means the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973 (42 U.S.C. Sections 4001, et seq.)

         "NOTE GUARANTIES" is defined in the Recitals..

         "NOTES" is defined in the Recitals.

         "OFFICERS' CERTIFICATE" is defined in the Indenture.

         "OPINION OF COUNSEL" is defined in the Indenture.

         "PERMITS" is defined in Granting Clause VIII.

         "PERMITTED ENCUMBRANCES" is defined in the Indenture.

         "PERSON" is defined in the Indenture.

         "PLEDGE AND SECURITY AGREEMENT" is defined in the Indenture.

         "PLEDGED EQUIPMENT" is defined in Section 6.03(f).

         "POST-DEFAULT RATE" means the interest rate owed on any overdue payments of principal or interest on the Notes as provided in each Note.

         "PROPERTY" is defined in Granting Clause II.

         "RECEIVER" is defined in Section 5.02(a)(iv).

         "REGISTRATION RIGHTS AGREEMENT" is defined in the Indenture.

         "RENTS" is defined in Granting Clause VII.

         "RESTORATION" means the restoration, repair, replacement or rebuilding of the Property after a Casualty or Condemnation and "RESTORE" means to restore, repair, replace or rebuild the Property after a Casualty or Condemnation, in each case as nearly as possible to its value and condition immediately prior to such Casualty or Condemnation.

         "REVISED ARTICLE 9" means revised Article 9 of the Uniform Commercial Code as set forth in the 1998 Official Text thereof; provided that, when used with respect to any jurisdiction on or after the date when revised Article 9 (with or without local changes therein) first becomes effective in such jurisdiction, "Revised Article 9" refers to Article 9 as in effect in such jurisdiction from time to time.

         "REVISED UCC" means (i) before the UCC Revision Date, the Uniform Commercial Code as set forth in the 1998 Official Text thereof and (ii) on and after the UCC Revision Date, the UCC.

         "SECURED OBLIGATIONS" is defined in the Recitals.

         "SECURED PARTIES" means the (i) the Beneficiary, (ii) the Indenture Trustee, and (iii) the holders from time to time of the Notes. At the time of the execution and delivery of this Deed of Trust, the beneficial owners of the Secured Obligations and their respective addresses are as set forth on Schedule I attached hereto.

         "SECURITY DOCUMENTS" is defined in the Indenture.

         "TRANSFER" means, when used as a noun, any sale, conveyance, assignment, lease or other transfer and, when used as a verb, to sell, convey, assign, lease or otherwise transfer, in each case (i) whether voluntary or involuntary, (ii) whether direct or indirect and (iii) including any agreement providing for a Transfer or granting any right or option providing for a Transfer.

         "TRUST INDENTURE ACT" is defined in the Indenture.

         "TRUST PROPERTY" is defined in the Granting Clauses.

         "TRUSTEE" is defined in the Preamble.

         "UNAVOIDABLE DELAYS" means delays due to acts of God, fire, flood, earthquake, explosion or other Casualty, inability to procure or shortage of labor, equipment, facilities, sources of energy (including electricity, steam, gas or gasoline), materials or supplies, failure of transportation, strikes, lockouts, action of labor unions, Condemnation, litigation relating to Legal Requirements, inability to obtain Permits or other causes beyond the control of the Grantor, provided that lack of funds shall not be deemed to be a cause beyond the control of the Grantor.

         "UCC" means the Uniform Commercial Code as in effect in the State in which the Land and Improvements are located provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Lien on any Trust Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State in which the Land and Improvements are located, "UCC" means the Uniform Commercial Code as in effect in such jurisdictions for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

         "UCC REVISION DATE" means the date when Revised Article 9 first becomes effective in the State in which the Land and Improvements are located; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien on any Trust Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State in which the Land and Improvements are located, "UCC Revision Date" means the date when Revised
Article 9 first becomes effective in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. Such provisions often refer to the relevant date as the "applicable UCC Revision Date".

         (b) In this Deed of Trust, unless otherwise specified, references to this Deed of Trust, Agreements, Material Agreements, Leases, Permits, Indenture, Notes, Credit Documents, and Security Documents include all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications thereof, in whole or in part.

         SECTION 1.02. Interpretation. In this Deed of Trust, unless otherwise specified, (i) singular words include the plural and plural words include the singular; (ii) words which include a number of constituent parts, things or elements, including the terms Leases, Improvements, Land, Secured Obligations, Property and Trust Property, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (iii) words importing any gender include the other genders; (iv) references to any Person include such Person's successors and assigns and in the case of an individual, the word "SUCCESSORS" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives; (v) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; (vi) the words "CONSENT", "APPROVE" and "AGREE", and derivations thereof or words of similar import, mean the prior written consent, approval or agreement of the Person in question; (vii) the words "include" and "including", and words of similar import, shall be deemed to be followed by the words "without limitation"; (viii) the words "HERETO", "HEREIN", "HEREOF" and "HEREUNDER", and words of similar import, refer to this Deed of Trust in its entirety; (ix) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses of this Deed of Trust;
(x) the Schedules and Exhibits to this Deed of Trust are incorporated herein by reference; (xi) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of this Deed of Trust; (xii) all obligations of the Grantor hereunder shall be satisfied by the Grantor at the Grantor's sole cost and expense; and (xiii) all rights and powers granted to the Beneficiary or the Trustee hereunder shall be deemed to be coupled with an interest and be irrevocable.

         SECTION 1.03. Resolution of Drafting Ambiguities. The Grantor acknowledges that it was represented by counsel in connection with this Deed of Trust, that it and its counsel reviewed and participated in the preparation and negotiation of this Deed of Trust and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or the Beneficiary shall not be employed in the interpretation of this Deed of Trust.

                                    ARTICLE 2
                 CERTAIN WARRANTIES AND COVENANTS OF THE GRANTOR

         SECTION 2.01. Title and Authority. (a) The Grantor represents and warrants that (i) the Grantor is the owner of the fee simple interest in the Land and the Improvements thereon, and the owner of the Equipment therein and all other items constituting the Trust Property, in each case free and clear of all Liens other than the Permitted Encumbrances; (ii) the execution, delivery and performance by the Grantor of this Deed of Trust are within the Grantor's power, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for the recording or filing of this Deed of Trust) and do not contravene, or constitute a default under, any provision of applicable law, the Certificate of Incorporation or by-laws of the Grantor or any agreement, judgment, injunction, order, decree or other instrument binding upon the Grantor or relating to the Property or result in the creation or imposition of any Lien on any asset of the Grantor (other than the Lien of this Deed of Trust); (iii) this Deed of Trust constitutes a valid and binding agreement of the Grantor, enforceable against the Grantor in accordance with its terms, except as (x) the enforceability may be limited by bankruptcy, insolvency or similar laws now or hereafter in effect relating to or affecting creditor's rights or remedies generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability; and (iv ) the Lien of this Deed of Trust for the ratable benefit of the Secured Parties will constitute a valid and perfected first-priority Lien on the Trust Properties securing the Secured Obligations, enforceable as such against all creditors of the Grantor (and any Persons purporting to purchase any of the Trust Property from the Grantor), subject to no Liens other than Permitted Encumbrances in existence on the date thereof.

          (b) The Grantor shall (i) cause the representations and warranties in
Section 2.01(a) to be true and correct in each and every respect; and (ii) forever preserve, protect, warrant and defend (A) its estate, right, title and interest in and to the Trust Property, (B) the validity, enforceability and priority of the Lien of this Deed of Trust on the Trust Property, and (C) the right, title and interest of the Beneficiary, the Trustee and any purchaser at any sale of the Trust Property hereunder or relating hereto, in each case against all other Liens and claims whatsoever, subject only to the Permitted Encumbrances.

          (c) The Grantor shall (i) promptly correct any material defect or error which may be discovered in this Deed of Trust or any financing statement or other document relating hereto; and (ii) promptly execute, acknowledge, deliver, record and re-record, register and re-register, and file and re-file this Deed of Trust and any financing statements or other documents which the Trustee may reasonably require from time to time (all in form and substance satisfactory to the Trustee) in order (A) to effectuate, complete, perfect, continue or preserve the Lien of this Deed of Trust as a first Lien on the Trust Property, whether now owned or hereafter acquired, subject only to the Permitted Encumbrances, or (B) to effectuate, complete, perfect, continue or preserve any right, power or privilege granted or intended to be granted to the Beneficiary or the Trustee.

         SECTION 2.02. Secured Obligations. The Grantor shall duly and punctually pay, perform and observe the Secured Obligations.

         SECTION 2.03. Impositions. The Grantor shall (i) subject to Section 2.06, duly and punctually pay all Impositions prior to the delinquency date thereof; (ii) subject to Section 2.06, duly and punctually file all returns and other statements required to be filed with respect to any Imposition; (iii) promptly notify the Beneficiary of the receipt by the Grantor of any notice of default in the payment of any Imposition or in the filing of any return or other statement relating to any Imposition and simultaneously furnish to the Beneficiary a copy of such notice of default; and (iv) upon reasonable request, promptly deliver to the Beneficiary (A) a certificate of the Grantor evidencing that the Grantor has complied with the provisions of this Section 2.03, accompanied to the extent required by copies of official receipts evidencing the payment of the Impositions, and (B) such other information and documents with respect to the matters referred to in this Section as the Beneficiary shall reasonably request.

         SECTION 2.04. Legal and Insurance Requirements. (a) The Grantor represents and warrants that (i) the Property and the use and operation thereof materially comply with all Legal Requirements and Insurance Requirements; (ii) there is no default under any Legal Requirement or Insurance Requirement which would have a material adverse effect on the Property; and (iii) the execution, delivery and performance of this Deed of Trust will not materially contravene any provision of or constitute a material default under any Legal Requirement or Insurance Requirement.

          (b) The Grantor shall (i) subject to Section 2.06, duly and punctually comply in all material respects with all Legal Requirements and Insurance Requirements; (ii) procure, maintain and, subject to Section 2.06, duly and punctually comply in all material respects with all Permits required for any construction, reconstruction, repair, alteration, addition, improvement, maintenance, management, use and operation of the Property; (iii) promptly notify the Beneficiary of the receipt by the Grantor of any notice of default regarding any Legal Requirement or Insurance Requirement or any reasonably likely or actual termination of any Permit or Insurance Policy and furnish to the Beneficiary a copy of such notice of default or termination; (iv) promptly after obtaining knowledge thereof notify the Beneficiary of any condition which, with or without the giving of notice or the passage of time or both, would constitute a default regarding any Legal Requirement or Insurance Requirement or a termination of any Permit or Insurance Policy and the action being taken to remedy such condition; (v) upon request, promptly furnish to the Beneficiary a copy of any Permit obtained by the Grantor with respect to the Property after the date hereof; and (vi) upon reasonable request, promptly deliver to the Beneficiary (A) a certificate of the Grantor evidencing that the Grantor has complied with the provisions of this Section, and (B) such other information and documents with respect to the matters referred to in this Section as the Beneficiary shall reasonably request.

         SECTION 2.05. Status and Care of the Property. (a) The Grantor represents and warrants that (i) the Property is served by all necessary water treatment and pollution control facilities and all necessary water, sanitary and storm sewer, drainage, electric, steam, gas, telephone and other utility facilities which facilities have capacities which are generally sufficient to serve the current and anticipated future use and occupancy of the Property as presently constructed; (ii) the Property has legal access to all streets or roads necessary for the operation of the Property, which have been fully completed and properly dedicated, accepted or otherwise legally constructed as a public street or road (including, as appropriate, access over properly-granted, perpetual, private rights of way or easements) sufficient to serve the current and anticipated future use and operation of the Property as presently constructed; and (iii) either the Property is not located in an area designated as "flood prone" (as defined under the regulations adopted under the National Flood Insurance Program or, to the extent the Property is located (in whole or part) in an area designated as "flood prone", the Grantor shall maintain in full force and effect flood insurance under the National Flood Insurance Program, to the extent and in the amounts required by applicable law.

          (b) The Grantor (i) shall not cause or permit the Property to be misused, wasted, disfigured or damaged in any material manner or (except, subject to the provisions of this Section, for reasonable wear and tear) to deteriorate in any material manner; (ii) shall operate and maintain the Property, or cause the same to be operated and maintained, in good order, repair and condition; (iii) shall promptly make, or cause to be made, all repairs, replacements, renewals, restorations, alterations, additions and improvements of and to the Property, whether interior or exterior, structural or nonstructural, foreseen or unforeseen, or necessary or appropriate to keep the Property in good order, repair and condition, all of which repairs, replacements, renewals and restorations shall be equal in quality to or better than the Property as of the date hereof; (iv) shall do or cause others to do all shoring of the Property, including the foundations and walls thereof, and to take all other actions necessary or appropriate for the preservation and safety thereof by reason of or in connection with any excavation or other construction operation on the Property, whether or not the Grantor shall be required by any Legal Requirement to take such action or be liable for failure to do so; (v) shall not initiate or affirmatively support any change in the applicable zoning adversely affecting the Property, seek any variance (or any change in any variance) under the zoning adversely affecting the Property, execute or file any subdivision or other plat or map adversely affecting the Property or consent to any of the foregoing; (vi) shall, promptly after receiving notice or obtaining knowledge of any proposed or threatened change in the zoning adversely affecting the Property which would result in the current use of such Property being a non-conforming use, notify the Beneficiary thereof and diligently contest the same by any action or proceeding deemed reasonably appropriate by the Grantor or reasonably requested by the Beneficiary; and (vii) upon reasonable request, shall promptly deliver to the Beneficiary (A) a certificate of the Grantor evidencing that the Grantor has complied with the provisions of this Section and
(B) such other information and documents with respect to the matters referred to in this Section as the Beneficiary shall reasonably request.

         SECTION 2.06. Permitted Contests. The Grantor may contest, by appropriate proceedings conducted in good faith and with due diligence, any Legal Requirement, any Insurance Requirement, any Imposition or Lien therefor on the Trust Property or any interest therein, or any Lien of any laborer, mechanic, materialman, supplier or vendor on the Trust Property or any interest therein, provided that (i) if the matter being contested affects or relates to a material portion of the Trust Property, prior notice of the contest is given to the Beneficiary; (ii) no material Trust Property is in danger of being sold, forfeited or lost while such proceedings are pending; (iii) the Beneficiary and the other Secured Parties are not in danger of any criminal or material civil penalty or any other liability for failure to comply therewith and no material Trust Property is subject to the imposition of any Lien as a result of such failure which is not properly contested pursuant to this Section 2.06; (iv) in the case of any Insurance Requirement, no Insurance Policy or coverage is in danger of being forfeited or lost while such proceedings are pending; and (v) in the case of (A) any Lien of a laborer, mechanic, materialman, supplier or vendor, or (B) any Imposition or Lien therefor, such proceedings suspend the foreclosure of such Lien or any other collection thereof from the Trust Property and all interests therein. Upon reasonable request, the Grantor shall promptly deliver to the Beneficiary (x) a certificate of the Grantor describing in detail satisfactory to the Beneficiary the contests pending as of the date thereof and evidencing that the Grantor has complied with the provisions of this Section with respect thereto and (y) such other information and documents with respect to the contests conducted pursuant to this Section as the Beneficiary shall reasonably request.

         SECTION 2.07. Other Instruments. (a) The Grantor shall execute, acknowledge and deliver, from time to time, such further instruments as Trustee may reasonably require to accomplish the purposes of this Deed of Trust.

          (b) The Grantor, immediately upon the execution and delivery of this Deed of Trust and thereafter from time to time, shall cause this Deed of Trust, any mortgage supplemental hereto and each instrument of further assurance to be filed, registered or recorded and refiled, re-registered or re-recorded in such manner and in such places as may be required by any present or future law in order to publish notice, and perfect the lien, of this Deed of Trust upon the Trust Property.

          (c) The Grantor shall pay all filing, registration and recording fees, all refiling, re-registration and re-recording fees and all expenses incident to the execution and acknowledgment of this Deed of Trust, any mortgage supplemental hereto and any instrument of further assurance and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Indenture, the Notes, this Deed of Trust, the other Security Documents, any deed of trust supplemental hereto or any instruments of further assurance.

         SECTION 2.08. Liens. The Grantor shall not create or permit to be created or to remain, and shall, subject to Section 2.06, immediately discharge or cause to be discharged, any Lien on the Trust Property, in each case (i) whether voluntarily or involuntarily created, and (ii) whether or not subordinated hereto, except Permitted Encumbrances and the Lien of this Deed of Trust. The provisions of this Section 2.08 shall apply to each and every Lien (other than Permitted Encumbrances) on the Trust Property, regardless of whether or not a consent to, or waiver of a right to consent to, any other Lien thereon has been previously obtained in accordance with the terms of the Credit Documents.

         SECTION 2.09. Transfer. The Grantor shall not Transfer, or suffer any Transfer of, the Trust Property or any part thereof or interest therein, except as permitted by Section 11.02 of the Indenture. The provisions of this Section
2.09 shall apply to each and every Transfer of the Trust Property or any interest therein, regardless of whether or not a consent to, or waiver of a right to consent to, any other Transfer thereof has been previously obtained in accordance with the terms of the Credit Documents.

                                    ARTICLE 3
                      INSURANCE, CASUALTY AND CONDEMNATION

         SECTION 3.01. Insurance. (a) The Grantor shall maintain in full force and effect insurance policies with respect to the Property as required by
Section 4.05 of the Indenture. The physical damage insurance maintained with respect to the Property shall (i) bear the New York standard non-contributory mortgage endorsement (or equivalent thereto) in favor of the Beneficiary and
(ii) provide that all property losses incurred against shall be adjusted by the Grantor, subject to the Beneficiary's rights pursuant to Section 3.03. The public liability insurance maintained with respect to the Property shall name the Beneficiary and the other Secured Parties as additional insureds. All insurance maintained by the Grantor with respect to the Property shall provide that no cancellation or material change thereof shall be effective until at least thirty (30) days after receipt by the Beneficiary of written notice thereof; and all losses shall be payable notwithstanding any foreclosure or other action or proceeding taken pursuant to this Deed of Trust.

                  (b) The Grantor shall furnish to the Beneficiary from time to time not later than fifteen (15) days prior to the expiration date of each policy required to be maintained by the Grantor hereunder, an insurance certificate or certificates executed by the insurer or its authorized agent with respect to the new or extended policy. If the Grantor fails to maintain the Insurance Policies required to be maintained under this Section, the Beneficiary shall have the right to obtain such Insurance Policies or pay the premiums therefor. If the Beneficiary obtains such Insurance Policies or pays the premium therefor, upon demand, the Grantor shall reimburse the Beneficiary for its expenses in connection therewith, together with interest thereon at the Post-Default Rate.

         (c) The Grantor may effect such coverage under subsection (a) of this Section under blanket insurance policies covering the other properties of the Company, provided that (i) any such blanket insurance policy shall specify therein, or the insurer under such policy shall certify to the Beneficiary, (A) the maximum amount of the total insurance afforded by the blanket policy allocated to the Property; and (B) any sublimits in such blanket policy applicable to the Property, which sublimits shall not be less than the amounts required pursuant to this Section; (ii) any such blanket insurance policy shall comply in all respects with the other provisions of this Section; and (iii) the protection afforded under any such blanket insurance policy shall be no less than that which would have been afforded under a separate policy relating only to the policy.

         (d) The Grantor shall not maintain additional or separate insurance concurrent in form or contributing in the event of loss with the insurance required under this Section, unless the Beneficiary and the other Secured Parties are included in such policies as loss payees or additional insureds.

         SECTION 3.02. Casualty. (a) The Grantor represents and warrants that, as of the date hereof, there is no Casualty materially affecting the Property.

         (b) In the event of any Casualty, the Grantor shall (i) promptly give notice thereof to the Beneficiary in the form of an Officers' Certificate, describing in detail reasonably satisfactory to the Beneficiary the nature and extent of such Casualty, the work required to Restore the Property affected thereby and the Grantor's best estimate of the cost of such Restoration, itemized in detail reasonably satisfactory to the Beneficiary; and (ii) immediately take such action as may be reasonably necessary or appropriate to preserve the undamaged portion of such Property and to protect against personal injury or property damage. In the event of any Casualty, Grantor shall promptly commence and diligently pursue to completion, or cause to be commenced and diligently pursued to completion, the Restoration of such Property, subject to Unavoidable Delays, whether or not the Insurance Proceeds with respect to such Casualty available to the Grantor to pay the cost of Restoration are sufficient, provided that, pursuant to Section 11.03 of the Indenture and subject to Section
3.03 below, the Beneficiary shall make available to Grantor any Insurance Proceeds held by the Beneficiary.

         SECTION 3.03. Insurance Claims and Proceeds. In the event of any Casualty, (i) the Grantor shall promptly make proof of loss under the applicable Insurance Policies and diligently pursue to conclusion its claim for the Insurance Proceeds payable thereunder and any suit, action or other proceeding necessary or appropriate to obtain payment of such Insurance Proceeds; (ii) if an Event of Default is continuing, the Grantor shall have no right to settle, and shall not settle, any such claim or proceeding without the consent of the Beneficiary, which consent shall not be unreasonably withheld or delayed; and
(iii) upon receipt of Insurance Proceeds aggregating $2,500,000 or more, the Grantor shall promptly pay the Insurance Proceeds with respect to any Casualty to the Beneficiary for deposit in the Cash Collateral Account (except as provided in Section 11.03 of the Indenture) to be held, applied and disbursed in accordance with Sections 11.02 and 11.03 of the Indenture.

         SECTION 3.04. Condemnation. (a) The Grantor represents and warrants that, as of the date hereof, (i) there is no Condemnation affecting any Property, (ii) there are no negotiations or proceedings which might result in such a Condemnation, and (iii) to the knowledge of the Grantor, no such Condemnation is proposed or threatened.

          (b) In the event of any material Condemnation or the commencement of any negotiation or proceeding which might result in a material Condemnation, or in the event of any proposed or threatened material Condemnation, the Grantor shall promptly after receiving notice or obtaining knowledge thereof give notice thereof to the Beneficiary in the form of an Officers' Certificate, describing in detail reasonably satisfactory to the Beneficiary the nature and extent of such

Condemnation, negotiation or proceeding, the action which the Grantor intends to take with respect thereto, the work required to Restore the Property affected by such Condemnation and the Grantor's best estimate of the cost of such Restoration. In the event of any such Condemnation, whether or not the Awards with respect to such Condemnation available to the Grantor to pay the cost of Restoration are sufficient for that purpose, the Grantor shall promptly commence and diligently pursue to completion the Restoration of the Property affected by such Condemnation, subject to Unavoidable Delays, provided that, pursuant to
Section 11.03 of the Indenture and subject to Section 3.05 below, the Beneficiary shall make available to Grantor any Awards held by the Beneficiary.

         SECTION 3.05. Condemnation Proceedings and Awards. In the event of any Condemnation or the commencement of any negotiation or proceeding which might result in a Condemnation, or in the event of any proposed or threatened Condemnation, (i) the Grantor shall, promptly after receiving notice or obtaining knowledge thereof, do all things deemed necessary or appropriate by the Grantor or reasonably requested by the Beneficiary to preserve the Grantor's interest in such Property and promptly make claim for Awards payable with respect thereto and diligently pursue to conclusion such claim for such Awards and any suit, action or other proceeding necessary or appropriate to obtain payment thereof; (ii) if an Event of Default is continuing, the Grantor shall have no right to settle, and shall not settle, any such claim, negotiation or proceeding without the consent of the Beneficiary, which consent shall not be unreasonably withheld or delayed; and (iii) upon receipt of Awards aggregating $2,500,000 or more, the Grantor, shall promptly pay the Awards with respect to such Condemnation to the Beneficiary for deposit in the Cash Collateral Account, (except as provided in Section 11.03 of the Indenture) to be held, applied and disbursed in accordance with Sections 11.02 and 11.03 of the Indenture.

                                    ARTICLE 4
                       INCREASED COSTS AND INDEMNIFICATION

         SECTION 4.01. Increased Costs. In the event of the enactment after the date hereof of any applicable law deducting from the value of the Property for the purpose of taxation any Lien thereon or changing in any way the applicable law for the taxation of mortgages, deeds of trust or other Liens or obligations secured thereby, or the manner of collection of such taxes, so as to affect this Deed of Trust, the Secured Obligations, the Beneficiary or any other Secured Party, upon demand by the Trustee, to the extent permitted under applicable law, the Grantor shall pay or reimburse the Beneficiary or such Secured Party, for all taxes, assessments or other charges which the Beneficiary or such Secured Party is obligated to pay as a result thereof.

         SECTION 4.02. Indemnification. The Grantor shall indemnify each of the Trustee, the Beneficiary, and the other Secured Parties (collectively, the "INDEMNITEES") against, and hold each Indemnitee harmless from, any and all losses, claims, liabilities and related expenses, including the reasonable and duly documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (a) the Trustee's or the Beneficiary's exercise pursuant to the terms of this Deed of Trust of any of its rights and remedies hereunder upon the default, or failure to perform as required hereunder, of the Grantor; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Trust Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, street or ways; (c) any failure on the part of the Grantor to perform or comply with any of the terms of this Deed of Trust; (d) the performance of any labor or services or the furnishing of any materials or other property in respect of the Trust Property or any part thereof; or (e) any other conduct or misconduct of the Grantor, any lessee of any of the Trust Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and unappealable judgment to have resulted, except as otherwise required under the Trust Indenture Act, from the gross negligence or willful misconduct of such Indemnitee. Any amount payable under this Section 4.02 will be deemed a demand obligation and will bear interest at the Post-Default Rate from the date of such demand through the date paid. The obligations of the Grantor under this Section, in respect of periods prior to the release of this Deed of Trust, shall survive the release of this Deed of Trust.

                                    ARTICLE 5
                          DEFAULTS, REMEDIES AND RIGHTS

         SECTION 5.01. Events of Default. (a) subject to Section 6.02 of the Indenture, any Event of Default under the Indenture shall constitute an Event of Default hereunder.

          (b) All notice and cure periods provided in the Indenture and the other Credit Documents shall run concurrently with any notice or cure periods provided under applicable law.

         SECTION 5.02. Remedies. (a) Subject to Section 6.02 of the Indenture, if an Event of Default is continuing, the Beneficiary or the Trustee is hereby authorized and empowered, at its option, and without affecting the lien hereby created or the priority of said lien or any right of the Beneficiary hereunder, to declare, without further notice, all Secured Obligations to be immediately due and payable, whether or not such Event of Default is thereafter remedied by Grantor. Upon such acceleration, all Secured Obligations shall bear interest thereon at the Post-Default Rate, and the Beneficiary or the Trustee may immediately proceed to foreclose this Deed of Trust and/or exercise any right, power or remedy provided by any of the Credit Documents, including the following remedies and rights, subject to mandatory provisions of applicable law, whether or not the maturity of the Secured Obligations has been accelerated, to wit:

                  (i) to institute a proceeding or proceedings, by advertisement, judicial process or otherwise as provided under applicable law, for the complete or partial foreclosure of this Deed of Trust or the complete or partial sale of the Trust Property under the power of sale hereunder or under any applicable provision of law; or

                  (ii) to sell the Trust Property, and all estate, right, title, interest, claim and demand of the Grantor therein and thereto, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real or personal property, at such time and place and upon such terms as the Beneficiary may deem expedient or as may be required under applicable law, and in the event of a sale hereunder or under any applicable provision of law of less than all of the Trust Property, this Deed of Trust shall continue as a Lien on the remaining Trust Property; or

                  (iii) to institute a suit, action or proceeding for the specific performance of any of the provisions of the Security Documents; or

                  (iv) to apply for the appointment of a receiver, supervisor, trustee, liquidator, conservator or other custodian (a "RECEIVER") of the Trust Property, to be appointed, to the fullest extent permitted by law, as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Secured Obligations or the solvency of the Company, the Grantor or any other Guarantor, and the Grantor hereby, to the full extent permitted by applicable law, irrevocably waives such necessity and consents to such appointment, said appointee to be vested with the fullest powers permitted under applicable law, including to the extent permitted under applicable law those under clause (v) of this subsection 5.02(a); or

                  (v) to enter upon the Property, by the Beneficiary or a Receiver (as the case may be as the Person exercising the rights under this clause), and, to the extent permitted by law, exclude the Grantor and its managers, employees, contractors, agents and other representatives therefrom in accordance with applicable law, without liability for trespass, damages or otherwise, and take possession of all other Trust Property and all books, records and accounts of the Grantor relating thereto, and upon demand the Grantor shall surrender possession of the Property, the other Trust Property and such books, records and accounts to the Person exercising the rights under this clause after the occurrence of any Event of Default; and having and holding the same, the Person exercising the rights under this clause may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its managers, employees, contractors, agents or other representatives, without interference from the Grantor or its managers, employees, contractors, agents and other representatives; and, upon each such entry and from time to time thereafter, at the expense of the Grantor and the Trust Property, without interference by the Grantor or its managers, employees, contractors, agents and other representatives, the Person exercising the rights under this clause may, as such Person deems expedient, (A) insure or reinsure the Property, (B) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements to the Property and (C) in such Person's own name or, at the option of such Person, in the Grantor's name, exercise all rights, powers and privileges of the Grantor with respect to the Trust Property including the right to enter into Leases with respect to the Property, including Leases extending beyond the time of possession by the Person exercising the rights under this clause; and the Person exercising the rights under this clause shall not be liable to account for any action taken hereunder, other than for Rents actually received by such Person, and shall not be liable for any loss sustained by the Grantor resulting from any failure to let the Property or from any other act or omission of such Person, except to the extent such loss is caused, unless otherwise required under the Trust Indenture Act, by such Person's own willful misconduct or gross negligence; in exercising the rights under this Section 5.02(a)(v), the Beneficiary acknowledges that the agent under the Credit Agreement and its agent or representatives, upon notice to the Beneficiary, may enter upon the Property to inspect, remove or take possession of inventory securing the obligations under the Credit Agreement and may conduct a public or private sale of such inventory at the Property provided any such entry or other activities should not damage or diminish the value of the Trust Property or interfere with the operation of the same; or

                  (vi) with or, to the fullest extent permitted by law, without entry upon the Property, in the name of the Beneficiary or a Receiver (as required by law and as the case may be as the Person exercising the rights under this clause) or, at such Person's option, in the name of the Grantor, to collect, receive, sue for and recover all Rents and proceeds of or derived from the Trust Property, and after deducting therefrom all costs, expenses and liabilities of every character reasonably incurred by the Person exercising the rights under this clause in collecting the same and in using, operating, managing, preserving and controlling the Trust Property and otherwise in exercising the rights under clause (v) of this subsection 5.02(a) or any other rights hereunder, including all amounts necessary to pay the Impositions, the Rents, Insurance Premiums and other costs, expenses and liabilities relating to the Property, as well as compensation for the services of such Person and its managers, employees, contractors, agents or other representatives, to apply the remainder as provided in
         Section 5.06; or

                  (vii) to take any action with respect to any Trust Property permitted under the UCC; or

                  (viii) to take any other action, or pursue any other remedy or right, as the Beneficiary or the Trustee may have under applicable law, and the Grantor does hereby grant the same to the Beneficiary or the Trustee; or

                 (ix) at any time after the exercise by the Beneficiary of the option to declare the Secured Obligations to be immediately due and payable, the Trustee, upon the written request of the Beneficiary; shall foreclose upon and sell the Trust Property (or any part or parts thereof) to satisfy the Secured Obligations at public auction at the front door of the courthouse of the county (or any county if more than one) in the State of West Virginia in which the Property is located, for cash in hand on the day of sale, after first giving notice of such sale by publishing such notice in a qualified newspaper of general circulation published in said county, or if there be no such newspaper in a qualified newspaper of general circulation published in said county, once a week for two successive weeks preceding the day of sale, and except as otherwise provided herein, no other notice of such sale shall be required.

                  (b) (i) No remedy or right hereunder or under any other Credit Document shall be exclusive of any other remedy or right, but each remedy or right hereunder or under any other Credit Document shall be in addition to, and not in limitation of, any other remedy or right hereunder, under any other Credit Document or now or hereafter existing at law or in equity under applicable law.

                  (ii) Every remedy or right hereunder, under any other Credit Document or under applicable law may be exercised concurrently or independently and whenever and as often as deemed appropriate by the Trustee to the extent permitted by applicable law.

                  (c) (i) No failure to exercise or delay in exercising any remedy or right hereunder, under any other Credit Document or under applicable law shall be construed as a waiver of any Default or other occurrence hereunder or under any other Credit Document.

                  (ii) No waiver of, failure to exercise or delay in exercising any remedy or right hereunder, under any other Credit Document or under applicable law upon any Default or other occurrence hereunder or under any other Credit Document shall be construed as a waiver of, or otherwise limit the exercise of, such remedy or right upon any other or subsequent Default or other occurrence hereunder or under any other Credit Document.

                  (iii) No single or partial exercise of any remedy or right hereunder, under any other Credit Document or under applicable law upon any Default or other occurrence hereunder or under any other Credit Document shall preclude or otherwise limit the exercise of any other remedy or right hereunder, under any other Credit Document or under applicable law upon such Default or occurrence or upon any other or subsequent Default or other occurrence hereunder or under any other Credit Document.

                  (iv) The acceptance by the Beneficiary, Trustee or any Secured Party of any payment less than the amount of the Secured Obligation in question shall be deemed to be an acceptance on account only and shall not be construed as a waiver of any Default hereunder or under any other Credit Document with respect thereto.

                  (v) The acceptance by the Beneficiary, Trustee or any Secured Party of any payment of, or on account of, any Secured Obligation shall not be deemed to be a waiver of any Default or other occurrence hereunder or under any other Credit Document with respect to any other Secured Obligation.

          (d) In the event that the Beneficiary or the Trustee has proceeded to enforce any remedy or right hereunder or with respect hereto by foreclosure, sale, entry or otherwise, it may compromise, discontinue or abandon such proceeding for any reason without notice to the Grantor or any other Person; and, in the event that any such proceeding shall be discontinued, abandoned or determined adversely for any reason, the Grantor, the Beneficiary and the Trustee shall retain and be restored to their former positions and rights hereunder with respect to the Trust Property, subject to the Lien hereof except to the extent any such adverse determination specifically provides to the contrary.

          (e) For the purpose of carrying out any provisions of Section 5.02(a)(v), 5.02(a)(vi), 5.05, 5.07, or 5.10 or any other provision hereunder authorizing the Beneficiary or the Trustee or any other Person to perform any action on behalf of the Grantor, the Grantor hereby irrevocably appoints the Beneficiary or the Trustee or a Receiver appointed pursuant to Section 5.02(a)(iv) or such other Person (as the case may be as the Person appointed under this subsection) as the attorney-in-fact of the Grantor (with a power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Grantor or, at the option of the Person appointed to act under this subsection, in such Person's own name, to take the action authorized under Section 5.02(a)(v), 502.(a)(vi), 5.05, 5.07, or 5.10 or such other provision, and to execute, acknowledge and deliver any document in connection therewith or to take any other action incidental thereto, as the Person appointed to act under this subsection shall deem appropriate in its discretion; and the Grantor hereby irrevocably authorizes and directs any other Person to act on behalf of the foregoing appointment and upon a certificate of the Person appointed to act under this subsection that such Person is authorized to act under this subsection.

         (f) The Beneficiary shall give the Grantor at least ten days' prior written notice of the time and place of any public sale of personal property separately from the real property, or the time after which any such private sale or other intended disposition thereof will be made. The Beneficiary and the Grantor agree that such notice constitutes "reasonable notification" within the meaning of UCC Section 9- 504(3). After the UCC Revision Date, any such notice shall contain the information specified in Revised UCC Section 9-613, be authenticated (as defined in the Revised UCC) and be sent to the parties required to be notified pursuant to Revised UCC Section 9-611(c); provided that, if the Beneficiary fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

         SECTION 5.03. Waivers by the Grantor. To the extent permitted under applicable law, the Grantor shall not assert, and hereby irrevocably waives, any right or defense the Grantor may have under any statute or rule of law or equity now or hereafter in effect relating to (i) appraisement, valuation, homestead, exemption, extension, moratorium, stay, redemption, marshalling of the Trust Property or the other assets of the Grantor, sale of the Trust Property in any order or notice of deficiency or intention to accelerate any Secured Obligation;
(ii) impairment of any right of subrogation or reimbursement; (iii) any requirement that at any time any action must be taken against any other Person, any portion of the Trust Property or any other asset of the Grantor or any other Person; (iv) any provision barring or limiting the right of the Trustee to sell any Trust Property after any other sale of any other Trust Property or any other action against the Grantor or any other Person; (v) any provision barring or limiting the recovery by the Beneficiary of a deficiency after any sale of the Trust Property; or (vi) any other provision of applicable law (including any provision relating to decedents' estates) which might defeat, limit or adversely affect any right or remedy of the Beneficiary, the Trustee or the holders of the Secured Obligations under or with respect to this Deed of Trust or the other Security Documents.

         SECTION 5.04. Jurisdiction and Process. (a) To the extent permitted under applicable law, in any suit, action or proceeding arising out of or relating to this Deed of Trust or any other Security Document as it relates to any Trust Property, the Grantor irrevocably consents to the jurisdiction of any state or federal court sitting in the State in which the Property is located and irrevocably waives any defense or objection which it may now or hereafter have to the jurisdiction of such court over the venue of such court for or the convenience of such court as the forum for any such suit, action or proceeding.

          (b) Nothing in this Section shall affect the right of the Beneficiary or the Trustee to bring any suit, action or proceeding arising out of or relating to this Deed of Trust or any other Security Document in any court having jurisdiction under the provisions of any other Security Document or applicable law or to serve any process, notice of sale or other notice in any manner permitted by any other Security Document or applicable law.

         SECTION 5.05. Sales. Except as otherwise provided herein, to the fullest extent permitted under applicable law, at the election of the Beneficiary, the following provisions shall apply to any sale of the Trust Property hereunder, whether made pursuant to the power of sale hereunder, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise:

                  (a) To the extent permitted by law, any sale may be conducted by the Beneficiary or the Trustee or by an agent appointed to act on behalf of such party and the appointment need not be recorded. The power of sale hereunder or with respect hereto shall not be exhausted by any sale as to any part or parcel of the Trust Property which is not sold, unless and until the Secured Obligations shall have been paid in full, and shall not be exhausted or impaired by any sale which is not completed or is defective. Any sale may be as a whole or in part or parcels and, to the fullest extent permitted by law, the Grantor hereby waives its right to direct the order in which the Trust Property or any part or parcel thereof is sold.

                  (b) To the extent permitted by law, any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

                  (c) After each sale, the Person conducting such sale shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of the Grantor in and to the Trust Property sold and shall receive the proceeds of such sale and apply the same as provided in Section 5.06. The Grantor hereby irrevocably appoints the Person conducting such sale as the attorney-in-fact of the Grantor (with full power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Grantor or, at the option of the Person conducting such sale, in such Person's own name, to make without warranty by such Person any conveyance, assignment, transfer or delivery of the Trust Property sold, and to execute, acknowledge and deliver any instrument of conveyance, assignment, transfer or delivery or other document in connection therewith or to take any other action incidental thereto, as the Person conducting such sale shall deem appropriate in its discretion; and the Grantor hereby irrevocably authorizes and directs any other Person to act upon the foregoing appointment and a certificate of the Person conducting such sale that such Person is authorized to act hereunder. Nevertheless, upon the request of such attorney-in-fact the Grantor shall promptly execute, acknowledge and deliver any documentation which such attorney-in-fact may reasonably require for the purpose of ratifying, confirming or effectuating the powers granted hereby or any such conveyance, assignment, transfer or delivery by such attorney-in-fact. Any statement of fact or other recital made in any instrument referred to in this Section 5.05(c) given by the Person conducting any sale as to the nonpayment of any Secured Obligation, the occurrence of any Event of Default, the amount of the Secured Obligations due and payable, the notice of the time, place and terms of sale and of the Trust Property to be sold having been duly given, the refusal, failure or inability of the Beneficiary to act, the appointment of any substitute or successor beneficiary, any other act or thing having been duly done by Grantor, the Beneficiary, the Trustee or any other such Person, shall be taken as conclusive and binding, absent manifest error, against all other Persons as evidence of the truth of the facts so stated or recited.

                  (d) The receipt of the Person conducting any sale for the purchase money paid at any such sale shall be sufficient discharge therefor to any purchaser of any Trust Property sold, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Deed of Trust or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money or be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

                  (e) Subject to mandatory provisions of applicable law, any sale shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Grantor in and to the Trust Property sold, and shall be a perpetual bar both at law and in equity against the Grantor and any and all Persons claiming such Trust Property or any interest therein by, through or under the Grantor.

                  (f) Notwithstanding any provision herein to the contrary, at any sale, the Beneficiary may bid for and acquire the Trust Property sold and, in lieu of paying cash therefor, may make settlement for the purchase price by causing the Secured Parties to credit against the Secured Obligations, including the expenses of the sale and the cost of any enforcement proceeding hereunder, the amount of the bid made therefor to the extent necessary to satisfy such bid.

                  (g) In the event that the Grantor or any Person claiming by, through or under the Grantor shall transfer or fail to surrender possession of the Trust Property after any sale thereof, then, to the extent permitted by law, the Grantor or such Person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of summary process for possession of land, or subject to any other right or remedy available hereunder or under applicable law.

                  (h) Upon any sale, it shall not be necessary for the Person conducting such sale to have any Trust Property being sold present or constructively in its possession.

                  (i) In the event that a foreclosure hereunder shall be commenced by the Beneficiary or the Trustee, the Beneficiary may at any time before the sale abandon the sale, and may institute suit for the collection of the Secured Obligations or for the foreclosure of this Deed of Trust; or in the event that the Beneficiary or the Trustee should institute a suit for collection of the Secured Obligations or the foreclosure of this Deed of Trust, the Beneficiary may at any time before the entry of final judgment in said suit dismiss the same and sell the Trust Property in accordance with the provisions of this Deed of Trust.

         SECTION 5.06. Proceeds. Except as otherwise provided herein and in the Indenture or required under applicable law, the proceeds of any sale of the Trust Property hereunder, whether made pursuant to the power of sale hereunder, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise shall be applied and paid as follows:

          (a) First: to the payment of all expenses of such sale, including compensation the Beneficiary or the Trustee or such other Person conducting such sale, the cost of title searches, foreclosure certificates, title commitments or abstracts, and attorneys' fees and expenses incurred by such Person, together with interest on any such expenses paid by such Person at the Post-Default Rate from the date paid by such Person through the date repaid to such Person;

         (b) Second: to the payment of the expenses and other amounts payable under Sections 4.02 and 5.10; and

         (c) Third: to the Beneficiary for deposit in the Cash Collateral Account, to be held, applied and disbursed in accordance with Section 6.10 of the Indenture.

         SECTION 5.07. Assignment of Leases. (a) Subject to Section 5.07(d) below, the assignments of the Leases and the Rents under Granting Clauses VI and VII are and shall be present, absolute and irrevocable assignments by the Grantor to the Trustee and, subject to the license to the Grantor under Section 5.07(b), the Beneficiary or a Receiver appointed pursuant to Section 5.02(a)(iv) (as the case may be as the Person exercising the rights under this Section) shall have the absolute, immediate and continuing right to collect and receive all Rents now or hereafter, including during any period of redemption, accruing with respect to the Property. At the request of the Beneficiary or such Receiver, the Grantor shall promptly execute, acknowledge, deliver, record, register and file any additional general assignment of the Leases or specific assignment of any Lease which the Beneficiary or such Receiver may reasonably require from time to time (all in form and substance satisfactory to the Beneficiary or such Receiver) to effectuate, complete, perfect, continue or preserve the assignments of the Leases and the Rents under Granting Clauses VI and VII.

          (b) As long as no Event of Default is continuing, the Grantor shall have the right under a license granted hereby, subject to Section 5.05(c), to collect all Rents upon, but not prior to thirty (30) days before, the due date thereof.

          (c) If an Event of Default is continuing, the Beneficiary or a Receiver appointed pursuant to Section 5.02(a)(iv) (as the case may be as the Person exercising the rights under this Section) shall have the right to terminate the license granted under Section 5.07(b) by notice to the Grantor and to exercise the rights and remedies provided under Section 5.07(a), under Sections 5.02(a)(v) and (vi) or under applicable law. If an Event of Default is continuing, upon demand by the Person exercising the rights under this Section, the Grantor shall promptly pay to such Person all Security Deposits under the Leases and all Rents allocable to any period after the occurrence of such Event of Default. Subject to Sections 5.02(a)(v) and (vi) and any applicable requirement of law, any Rents received hereunder by the Person exercising the rights under this Section shall be promptly paid to the Beneficiary, and any Rents received hereunder by the Beneficiary shall be deposited in the Cash Collateral Account, to be held, applied and disbursed as provided in the Pledge and Security Agreement and the Indenture, provided that, subject to Sections 5.02(a)(v) and (vi) and any applicable requirement of law, any Security Deposits actually received by such Person shall be promptly paid to the Beneficiary, and any Security Deposits actually received by the Beneficiary shall be held, applied and disbursed as provided in the applicable Leases and applicable law.

          (d) Nothing herein shall be construed to be an assumption by the Person exercising the rights under this Section, or to otherwise make such Person liable for the performance, of any of the obligations of the Grantor under the Leases, provided that such Person shall be accountable as provided in Section 5.07(c) for any Rents or Security Deposits actually received by such Person.

         SECTION 5.08. Dealing with the Trust Property. Subject to Section 7.02, the Beneficiary shall have the right to release any portion of the Trust Property to or at the request of the Grantor, for such consideration as the Beneficiary may require without, as to the remainder of the Trust Property, in any way impairing or affecting the Lien or priority of this Deed of Trust, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Secured Obligations shall have been reduced by any actual monetary consideration received for such release and applied to the Secured Obligations, and may accept by assignment, pledge or otherwise any other property in place thereof as the Beneficiary may require without being accountable therefor to any other lienholder.

         SECTION 5.09. Right of Entry. The Beneficiary or the Trustee (as the case may be as the Person exercising the rights under this Section) and the representatives of such Person shall have the right, (i) without prior notice if an Event of Default is continuing or such entry is necessary in the reasonable opinion of the Beneficiary to preserve the Beneficiary's rights under this Deed of Trust or with respect to the Trust Property, or (ii) after reasonable notice and subject to reasonable rules and procedures for safety and security established by the Grantor if no Event of Default is continuing, to enter upon the Property at all reasonable times, as often as such Person may reasonably require, to inspect the Trust Property or, subject to the provisions hereof, to exercise any right, power or remedy of such Person hereunder, provided that any Person so entering the Property shall not unreasonably interfere with the ordinary conduct of Grantor's business, and provided further that no such entry on the Property for the purpose of performing obligations under Section 5.10 or any other purpose shall be construed to be (x) possession of the Property by such Person or to constitute such Person as a Beneficiary, trustee or mortgagee in possession, unless such Person exercises its right to take possession of the Property under Section 5.02(a)(v), or (y) a cure of any Default or waiver of any Default or Secured Obligation.

         SECTION 5.10. Right to Perform Obligations. If the Grantor fails to pay or perform any obligation of the Grantor hereunder or under any other Security Document, the Beneficiary or the Trustee and the representatives of such Person shall have the right, (i) without notice if an Event of Default is continuing or such payment or performance is necessary in the reasonable opinion of the Beneficiary to preserve the Beneficiary's rights under this Deed of Trust or with respect to the Trust Property, or (ii) after reasonable notice if no Event of Default is continuing, to pay or perform such obligation, provided that no such payment or performance shall be construed to be a cure of any Default or waiver of any Default or Secured Obligation. If, pursuant to the terms of this Deed of Trust, the Beneficiary shall make any payment on behalf of the Grantor, the amount so paid shall be reimbursable by the Grantor immediately upon such payment together with interest accrued thereon at the Post-Default Rate to the date of reimbursement. The obligation of the Grantor to reimburse the Beneficiary for such payment, as well as interest accrued thereon, shall be part of the Secured Obligations and shall be secured by this Deed of Trust.

         SECTION 5.11. Concerning the Beneficiary. (a) The provisions of Article 7 of the Indenture with respect to the Indenture Trustee shall inure to the benefit of the Beneficiary in respect of this Deed of Trust as if incorporated herein and shall be binding upon the parties to the Indenture and the holders of the Notes in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Beneficiary therein set forth:

                  (i) The Beneficiary is authorized to take all such action as is provided to be taken by it as Beneficiary hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including the timing and methods of realization upon the Trust Property), the Beneficiary shall act or refrain from acting in accordance with written instructions from the Indenture Trustee or the holders of a majority in principal amount of the Notes or, in the absence of such instructions, in accordance with its discretion.

                  (ii) The Beneficiary shall not be responsible for the existence, genuineness or value of any of the Trust Property or for the validity, perfection, priority or enforceability of the Lien of this Deed of Trust on any of the Trust Property, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Beneficiary shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Deed of Trust by the Grantor.

          (b) At any time or times, in order to comply with any legal requirement in any jurisdiction, the Beneficiary may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Beneficiary, or to act, in accordance with the provisions of this Deed of Trust, as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Beneficiary, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 5.11).

                                    ARTICLE 6
                      SECURITY AGREEMENT AND FIXTURE FILING

         SECTION 6.01. Security Agreement. To the extent that the Trust Property includes personal property or items of personal property which are or are to become fixtures under applicable law, this Deed of Trust shall also be construed as a Security Agreement under the UCC; and, if an Event of Default is continuing, the Beneficiary shall be entitled with respect to such personal property to all remedies available under the UCC and all other remedies available under applicable law. Without limiting the foregoing, if an Event of Default is continuing, any personal property may, at the Beneficiary's option,
(i) be sold hereunder, (ii) be sold pursuant to the UCC or (iii) be dealt with by the Beneficiary in any other manner permitted under applicable law. The Trustee may require the Grantor to assemble the personal property and make it available to the Beneficiary at a place to be designated by the Beneficiary. If an Event of Default is continuing, the Beneficiary shall be the attorney-in-fact of the Grantor with respect to any and all matters pertaining to the personal property with full power and authority to give instructions with respect to the collection and remittance of payments, to endorse checks, to enforce the rights and remedies of the Grantor and to execute on behalf of the Grantor and in Grantor's name any instruction, agreement or other writing required therefor. The Grantor acknowledges and agrees that a disposition of the personal property in accordance with the Beneficiary's rights and remedies in respect to the Property as heretofore provided is a commercially reasonable disposition thereof.

         SECTION 6.02. Fixture Filing. To the extent that the Trust Property includes items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing of this Deed of Trust in the real estate records of the county in which such Trust Property is located shall also operate from the time of filing as a fixture filing with respect to such Trust Property, and the following information is applicable for the purpose of such fixture filing, to wit:

                  (a)  Name and Address of the debtor:

                           Century Aluminum of West Virginia, Inc.
                           P.O. Box 98
                           Ravenswood, West Virginia 26164

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


                  (b)  Name and Address of the secured party:

                           Wilmington Trust Company, as Collateral Agent

                           Rodney Square North

                           1100 North Market Street

                           Wilmington, Delaware 19890

                  (c) This document covers goods or items of personal property which are or are to become fixtures upon the Land and Improvements.

                  (d) The name of the record owners of the Land and Improvements on which such fixtures are or are to be located is Century Aluminum of West Virginia, Inc.

         SECTION 6.03. Further Assurances; General Covenants. The Grantor covenants as follows: (a) The Grantor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary, as are required by applicable law, or as the Beneficiary may reasonably request, in order to perfect and preserve the Lien granted or purported to be granted by this Deed of Trust.

         (b) To the extent permitted by applicable law, the Grantor authorizes the Beneficiary to execute and file such financing statements or continuation statements without the Grantor's signature appearing thereon. The Beneficiary will provide a copy of any such financing statement to the Grantor upon its filing. The Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Deed of Trust or of a financing statement is sufficient as a financing statement. The Grantor constitutes the Beneficiary its attorney-in-fact to execute and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Liens terminate pursuant to Section 7.02. The Grantor will pay the costs of, or incidental to, any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

           (c) The Grantor will not (i) change its name or corporate structure (including its jurisdiction of organization), (ii) change its location (determined as provided in Revised UCC Section 9-307) or (iii) become bound, as provided in Revised UCC Section 9-203(d) or otherwise, by a security agreement entered into by another Person, unless it shall have given the Beneficiary prior notice thereof and delivered an Opinion of Counsel with respect thereto in accordance with Section 6.03(e).

           (d) Before the applicable UCC Revision Date, the Grantor will not change the location of its chief executive office or chief place of business or the locations where it keeps or holds any Trust Property, unless it shall have given the Beneficiary prior notice thereof and delivered an Opinion of Counsel with respect thereto in accordance with Section 6.03(e). It will not in any event change the location of any Trust Property owned by it if such change would cause the Lien on such Trust Property to lapse or cease to be perfected.

           (e) At least 30 days before it takes any action contemplated by
Section 6.03(c) or 6.03(d), the Grantor will, at its expense, cause to be delivered to the Beneficiary an Opinion of Counsel, in form and substance satisfactory to the Beneficiary, to the effect that (i) all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect the Liens against all creditors of and purchasers from the Grantor after it takes such action (except any continuation statements specified in such Opinion of Counsel that are to be filed more than six months after the date thereof) have been filed or recorded in each office necessary for such purpose, (ii) all fees and taxes, if any, payable in connection with such filings or recordations have been paid in full and (iii) such action will not materially adversely impair the perfection or priority of the Lien on any Trust Property after it takes such action or the accuracy of the Grantor's representations and warranties herein relating to such Trust Property.

         (f) The Grantor covenants that it will (i) on or prior to the date hereof, in the case of Equipment now owned by it that is part of the Collateral and which constitute goods in which a security interest is perfected by a notation on the certificate of title or similar evidence of the ownership of such goods ("PLEDGED EQUIPMENT"), and (ii) within 10 days after it acquires any other Pledged Equipment, deliver to the Beneficiary any and all certificates of title, applications for title or similar evidence of ownership of such Equipment and will cause the Beneficiary to be named as lienholder on any such certificate of title or other evidence of ownership. The Grantor will promptly inform the Beneficiary of any additions to or deletions from its Pledged Equipment and will not permit any of its Pledged Equipment to become a fixture to real estate or an accession to any personal property that is not, in either case, included in the Trust Property.

                                    ARTICLE 7
                                  MISCELLANEOUS

         SECTION 7.01. Trustee. (a) The Grantor hereby irrevocably appoints the Trustee to act in that capacity hereunder and the Trustee hereby accepts such appointment. The Grantor hereby irrevocably ratifies and confirms all acts which the Trustee shall lawfully take in accordance with the provisions hereof.

          (b) The Trustee may, at its option, resign as trustee hereunder by notice given to the Beneficiary, and such resignation shall be effective on the earlier to occur of (i) the date which is thirty (30) days after the date on which the Trustee gives such notice to the Beneficiary or (ii) the date on which a successor trustee is appointed by the Beneficiary and accepts such appointment.

          (c) The Beneficiary may, at its option, with or without cause or notice, remove the Trustee, appoint a successor trustee or appoint an additional trustee or trustees (including a separate trustee for each jurisdiction in which the Trust Property is located) hereunder by an instrument in writing executed and acknowledged by the Beneficiary in compliance with the laws of the State of West Virginia and accepted by such successor or additional trustee and recorded, registered or filed in the real estate records of the jurisdiction in which the Trust Property affected by such instrument is located; and, thereupon, without further act, deed or conveyance, such substitute or additional trustee shall be fully vested with all estate, right, title and interest of its predecessor or co-trustee in, to, under or derived from the Trust Property and all rights, powers, privileges and obligations of such predecessor or co-trustee, with the same effect as if such successor or additional trustee had originally been named as trustee or co-trustee hereunder. The execution, acknowledgment and recording, registration or filing of such an instrument shall be conclusive evidence against the Grantor and all other Persons of the proper removal of the Trustee and substitution or addition of the successor or additional trustee; and, if the Beneficiary or such successor or additional trustee is a corporation, the execution and acknowledgment by an officer of such corporation shall be conclusive evidence against all other Persons of the due authorization, execution and delivery thereof by such corporation.

         (d) Notwithstanding anything herein to the contrary, the Trustee shall not exercise or waive the exercise of any of its rights, powers or remedies hereunder or otherwise act or refrain from acting hereunder unless directed to do so by the Beneficiary, and the Trustee shall exercise or waive the exercise of any of its rights, powers or remedies hereunder and otherwise act or refrain from acting when and in the manner directed by the Beneficiary, provided that the Trustee (i) shall not be required to follow any direction of the Beneficiary if the Trustee has been advised by counsel that such action would violate applicable law, (ii) shall not be required to expend or risk its own funds or otherwise incur any financial liability in connection with such action if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and
(iii) shall be entitled to exercise its rights under subsection (e) of this Section without such direction by the Beneficiary.

          (e) The Trustee shall be entitled to receive, and the Grantor shall pay, reasonable and customary compensation to the Trustee for its services rendered hereunder after any Default and reimbursement to the Trustee for its expenses

(including reasonable attorneys' fees and expenses) in connection herewith or the exercise of any right, power or remedy hereunder.

         (f) The Trustee shall not be liable with respect to any act taken or omitted by it in good faith in accordance with any direction of the Beneficiary. Except for willful misconduct or gross negligence, the Trustee shall not be liable (i) in acting upon any direction, demand, request, notice, statement or other document reasonably believed by it in good faith to be genuine and delivered by the Person empowered to do so, (ii) for any error in judgment or mistake of fact or law in good faith, or (iii) for any action taken or omitted by it in accordance with the provisions of this Deed of Trust. The Trustee shall not be responsible to see to the recording, registration or filing of this Deed of Trust or any financing statement relating hereto in any jurisdiction or for the payment of any fees, charges or taxes in connection therewith. No co-trustee hereunder shall be liable for any act or omission of any other co-trustee.

         (g) All moneys received by the Trustee hereunder shall be held by the Trustee in trust for the purposes for which such moneys were received; and, except as provided herein or under mandatory provisions of applicable law, the Trustee need not segregate such moneys from any other moneys and shall have no liability to pay interest thereon, except such interest as it may actually earn thereon.

         (h) The Trustee is hereby authorized to act by agent or attorney in the execution of this trust, and it shall not be necessary for the Trustee to be present in person at any foreclosure sale.

                  SECTION 7.02. Release of Trust Property. (a) This Deed of Trust shall cease, terminate and thereafter be of no further force or effect (except as provided in Section 4.02 hereof) in the event all of the Secured Obligations shall have been paid in full and the Grantor shall have performed and observed all of the covenants, obligations and conditions to be performed by the Grantor pursuant to the Credit Documents. Upon such termination and at the Grantor's request and expense, the Beneficiary shall execute and deliver to the Grantor an instrument, in proper form for recording, without warranty, releasing the Lien of this Deed of Trust on the Trust Property.

         (b) Any termination or release required or permitted under this Section
7.02 or under the Indenture shall be at the Grantor's request and expense and either in the statutory form or in a form reasonably satisfactory to the Beneficiary.

                  SECTION 7.03. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (i)      if to the Grantor:

                           Century Aluminum of West Virginia, Inc.
                           P.O. Box 98
                           Ravenswood, West Virginia 26164

                  (ii)     if to the Beneficiary:

                           Wilmington Trust Company, as Collateral Agent Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware 19890
                           Attn: Corporate Trust Department

                  (iii)    if to the Trustee:
                           Charles B. Dollison
                           600 Quarrier Street
                           Charleston, West Virginia 25301

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notwithstanding any provision herein to the contrary, a copy of any notice of trustee's sale under this Deed of Trust shall be served on the Grantor by certified mail, return receipt requested, directed to the Grantor at the above address of the Grantor or such other address given the Beneficiary in writing by the Grantor subsequent to the execution and delivery of this Deed of Trust. A copy of any notice of trustee's sale under this Deed of Trust shall be served by certified mail, return receipt requested, at least twenty (20) days prior to the sale, upon any subordinate lienholder who has previously notified the Beneficiary by certified mail of the existence of the subordinate lien. Any notice of subordinate lien pursuant to West Virginia Code Section 38-1-4 shall be mailed to the above mailing address of the Beneficiary. Nothing in this
Section 7.03 shall be construed to permit the Grantor to grant a subordinate lien upon the Trust Property contrary to the provisions of the Indenture.

         SECTION 7.04. Amendments in Writing. No provision of this Deed of Trust shall be modified, waived or terminated, and no consent to any departure by the Grantor from any provision of this Deed of Trust shall be effective, unless the same shall be by an instrument in writing, signed by the Grantor and the Beneficiary in compliance with all the terms and provisions of the Indenture. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 7.05. Severability. All rights, powers and remedies provided in this Deed of Trust may be exercised only to the extent that the exercise thereof does not violate applicable law, and all the provisions of this Deed of Trust are intended to be subject to all mandatory provisions of applicable law and to be limited to the extent necessary so that they will not render this Deed of Trust illegal, invalid, unenforceable or not entitled to be recorded, registered or filed under applicable law. If any provision of this Deed of Trust or the application thereof to any Person or circumstance shall, to any extent, be illegal, invalid or unenforceable, or cause this Deed of Trust not to be entitled to be recorded, registered or filed, the remaining provisions of this Deed of Trust or the application of such provision to other Persons or circumstances shall not be affected thereby, and each provision of this Deed of Trust shall be valid and be enforced to the fullest extent permitted under applicable law.

         SECTION 7.06. Binding Effect. (a) The provisions of this Deed of Trust shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns; and all references herein to the "Grantor" and the "Beneficiary" shall include the respective successors and assigns of such parties, and all references to the "Trustee" shall include any successor or additional Trustees appointed under Section 7.01.

          (b) To the fullest extent permitted under applicable law, the provisions of this Deed of Trust binding upon the Grantor shall be deemed to be covenants which run with the land.

          (c) Nothing in this Section shall be construed to permit the Grantor to Transfer or grant a Lien upon the Trust Property contrary to the provisions of the Indenture.

         SECTION 7.07. GOVERNING LAW. THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE LAND AND IMPROVEMENTS ARE LOCATED, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE WHERE THE LAND AND IMPROVEMENTS ARE LOCATED ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

         IN WITNESS WHEREOF, the Grantor has executed and delivered this Deed of Trust as of the day first set forth above.

                               Grantor:

[corporate seal]               CENTURY ALUMINUM OF WEST
                               VIRGINIA, INC., a Delaware
                               Corporation

                               By:
                                  --------------------------------------------
                                  Name: Daniel J. Krofcheck
                                  Title:   Vice Pres. & Treasurer

STATE OF NEW YORK,
COUNTY OF NEW YORK, to-wit


         The foregoing instrument was acknowledged before me this 30th day of March, 2001, by Daniel J. Krofcheck, the Vice President and Treasurer of CENTURY ALUMINUM OF WEST VIRGINIA, INC., a Delaware corporation, on behalf of said corporation.

         My commission expires __________________________


         [SEAL]                                        _______________________
                                                       Notary Public

         This instrument was prepared by James P. McIntyre, Esq., Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017 in consultation with counsel in West Virginia.

                                   SCHEDULE I

                     Names and Addresses of Secured Parties

Beneficiary:

Wilmington Trust Company, as Collateral Agent
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890

Indenture Trustee:

Wilmington Trust Company, as Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890

Initial Noteholders:

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY 10010-3629

Fleet Securities, Inc.
100 Federal Street
Boston, MA 02110


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